TBPE REGISTERED ENGINEERING FIRM F-1580FAX (713) 651-0849

1100 LOUISIANA    SUITE 4600HOUSTON, TEXAS 77002-5294TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm in the Annual Report on Form 10-K for Sanchez Production Partners LP (the "Form 10-K") and to the inclusion of our report, dated February 1, 2017 with respect to the estimates of reserves and future net revenues as of December 31, 2016, in the Form 10-K and/or as an exhibit to the Form 10-K.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (Nos. 333-198440 and 333-202526), Form S-8 (Nos. 333-202578 and 333-210783), Form S-3 (Nos. 333-204277 and 333-202575) of such information.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 28, 2017

SUITE  600,  1015  4TH  STREET, S.W.CALGARY, ALBERTA T2R 1J4TEL (403) 262-2799FAX (403) 262-2790

621  17TH STREET, SUITE 1550DENVER,  COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258